Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of Salient
Alternative Strategies I Fund:
In planning and performing our audit of the financial
statements of Salient Alternative Strategies I Fund
(the Fund) as of and for the year ended December 31,
2015, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we
considered the Fund's internal control over financial
reporting, including control activities over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion
on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness of the
Fund's internal control over financial reporting.
Accordingly, we express no such opinion.
Management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls. A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in
accordance with generally accepted accounting principles
(GAAP). A fund's internal control over financial
reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with GAAP, and that receipts and expenditures of the
fund are being made only in accordance with
authorizations of management and directors of the
fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a fund's assets
that could have a material effect on the financial
statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes
in conditions, or that the degree of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal course
of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable possibility
that a material misstatement of the Fund's annual or
interim financial statements will not be prevented
or detected on a timely basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no
deficiencies in the Fund's internal control over
financial reporting and its operation, including
controls over safeguarding securities, that we consider
to be a material weakness as defined above as of December
31, 2015.
This report is intended solely for the information and
use of management and the Board of Trustees of the Fund
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
February 29, 2016